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                    [SALON, MARROW & DYCKMAN,LLP LETTERHEAD]


                                                       August 25, 1998





U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Lillian Vernon Corporation
             --------------------------

Gentlemen:

         We have acted as counsel for Lillian Vernon Corporation (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") pursuant to which 100,000 shares of the Company's common stock (the "Common Stock") are reserved for issuance to the employees of the Company pursuant to the terms of the Employee Stock Purchase Plan (the "Purchase Plan").

         We are familiar with the proceedings by which the Purchase Plan and the shares of Common Stock have been authorized. We have reviewed and are familiar with the Company's Certificate of Incorporation, so amended, and the By-Laws of the Company, and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.


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[SALON, MARROW & DYCKMAN, LLP]

U.S. Securities and Exchange Commission
August 25, 1998
Page 2



         Based upon the foregoing and having regard to legal considerations we deem relevant, we are of the opinion that the shares of Common Stock have been duly and validly authorized for issuance by the Company, and when issued, under the circumstances contemplated by the Purchase Plan, will be legally issued, fully paid and non-assessable. We consent to the reference to our firm and the use of the opinion as Exhibits 5.1 to the Registration Statement.


                                             Very truly yours,

                                             /s/ Salon, Marrow & Dyckman

                                             SALON, MARROW & DYCKMAN, LLP


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